SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
             Of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported): May 28, 1997



                      WESTWOOD CORPORATION

      (Exact name of registrant as specified in its charter)


           Nevada                0-19381         87-0430944
----------------------------   -----------   -------------------
(State or other jurisdiction   (Commission   (I.R.S. Employer
      of incorporation)        File Number)  Identification No.)


12437 East 60th Street, Tulsa, Oklahoma                 74146
------------------------------------------            ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  918/252-1774
                                                     ------------


N/A
-----------------------------------------------------------------
(Former name or former address if changed since last report.)

                      WESTWOOD CORPORATION

                         CURRENT REPORT

                            FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

     (a) On May 28, 1997, Westwood Corporation (the "Company") acquired 100% of the issued and outstanding shares of Common Stock (the "Shares") of MC II Electric Company, Inc., a Texas corporation ("MC II"). Total consideration of $2,000,000 for the shares is as follows: (a) $400,000 in cash, paid at closing to Mr. Herschel P. McCullough, the former majority shareholder of MC II, and $100,000 in cash, paid at closing to a sole minority shareholder; and (b) three additional installments of $500,000 each, in cash, paid to Mr. McCullough on the next three anniversary dates of closing. Additionally, the Company delivered 125,000 newly issued restricted shares of its Common Stock to Mr. McCullough at closing (such sum, plus the shares of the Company's Common Stock, are hereinafter referred to as the "Purchase Price"). The Purchase Price is subject to adjustments, as provided in Schedule 1.2 to the Stock Purchase Agreement, by and among the Company and Seller (the "Agreement").

     Pursuant to the terms of the Agreement, Mr. McCullough will receive one half (1/2) of the gross sales proceeds if the Company contracts to sell the TQG Army Contract within 90 days of closing. The Company has no present intent of selling the TQG Army Contract in the foreseeable future. Additionally, Mr. McCullough shall receive a royalty fee upon the sale or license and application of the Wally Digital Control system software for applications other than current and existing military application, as more specifically described in the Agreement.


     There was no material relationship between MC II and the Company, or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

     The Company utilized funds from its existing credit line for payment of the Purchase Price paid at closing. The Company anticipates that its acquisition of MC II will contribute to earnings in the current fiscal year.

     (b) MC II will continue as a separate, wholly-owned Texas subsidiary engaged in the design, manufacture and distribution of electrical generator equipment for military and commercial use. Mr. McCullough has entered into a new three year employment agreement with MC II as its President. Ernest H. McKee and
Paul R. Carolus, Chief Executive Officer and Chief Financial Officer of the Company, respectively, will serve on the Board of Directors of MC II along with Mr. McCullough.

     The Company manufactures and markets a diversified line of products for the military and commercial marine industries in addition to its main line of signal switching and power switchboard equipment, firestop products and marine hardware.
The Company intends to maintain the assets acquired from MC II as a subsidiary within the Company consolidated group, with its business operations in Dallas, Texas, and will employ approximately fifty-five persons.

ITEM 5.  OTHER EVENTS.
         -------------

     On June 10, 1997, John H. Williams, of Tulsa, Oklahoma, was appointed to the Company's Board of Directors, bringing the number of Directors for the Company to five. Mr. Williams will serve as Director until the next Annual Meeting of Shareholders, when each of the Company's five Directors will stand for re-election.

     Mr. Williams is an honorary director of The Williams Companies, Inc. (NYSE: WMB), of Tulsa, Oklahoma, having resigned as Chairman of the Board and Chief Executive Officer in late 1978. Mr. Williams joined the Williams Brothers Company in 1946, and was elected President and Chief Executive Officer in 1950.
In 1971, the name of the company was changed to The Williams Companies, Inc. Mr. Williams received his civil engineering degree from Yale University in 1940, and was presented with Honorary Doctor of Laws Degrees from Oklahoma Christian College and Oral Roberts University in April, 1974, and May, 1982,
respectively.   Additionally, Mr. Williams presently serves on
the board of directors of Apco Argentina Inc., Unit Corporation (NYSE: UNT) and Willbros Group, Inc. (NYSE: WG).

     As an outside Director, Mr. Williams will receive a Director's fee of $1,500 for attendance at each regular and special Board meeting of the Company, and will participate in the Company's Directors' Stock Option Plan, dated March 20, 1992, as amended September, 1996 (the "Directors' Plan"). Accordingly, subject to approval at the next Annual Meeting of Shareholders, to be held in the fall of 1997, Mr. Williams has received a one-time grant of an option to acquire 50,000 shares of the Company's Common Stock at the NASDAQ closing price on June 10, 1997 ($2.125 share), pursuant to the Directors' Plan. Under the terms of the Directors' Plan and grant, the option granted to Mr. Williams will vest in 20% (10,00 shares) of the optioned shares of the one-time grant on June 10, 1998, and on the four successive anniversary dates of the grant.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

     (c) Exhibits: Attached as Exhibit A is a copy of the Stock Purchase Agreement, dated May 28, 1997.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


DATED:  June 12, 1997.             WESTWOOD CORPORATION



                                By:     /s/ Paul R. Carolus
                                   ------------------------------
                                   Paul R. Carolus,
                                   Chief Financial Officer
                                     and Treasurer

                           EXHIBIT "A"

                     STOCK PURCHASE AGREEMENT
                     ------------------------

          This Agreement ("Agreement") is entered into this date, by and between WESTWOOD CORPORATION, a Nevada corporation
("Purchaser"),  and HERSCHEL P. McCULLOUGH, an individual
("Seller").

          WHEREAS, MC II ELECTRIC COMPANY, INC., a Texas corporation, ("Corporation") presently has outstanding one single class of common stock ("Shares"), of which 37,958 Shares have been issued and are currently outstanding; and

          WHEREAS, said Shares are the only issued and outstanding capital stock of the Corporation; and

          WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the Shares owned by Seller on the terms and subject to the conditions set forth herein; and

          WHEREAS, upon completion of the Share purchase transaction as contemplated by the parties, except as otherwise provided herein Purchaser shall own and control all business assets of the Corporation including, without limitation, the existing military and commercial contracts of the Corporation and all related options thereto; all business equipment, inventory, supplies, engineering, drawings, technical manuals, plans, tools, dies, jigs and all other assets and documentation relating to such contracts, subject to all scheduled liabilities on such business assets and the existing contracts, all scheduled costs in connection with the continued completion of the contracts, existing leases on equipment and real property. All assets acquired by the Corporation or any affiliate from the City of Seymour, Wisconsin and Joseph Platano, Winco, Inc.; the rights of the Corporation or any of its affiliates to use the names "Kurz and Root Company," "MCII Generator & Electrical Services, Inc."
and MCII Government Systems and Services; all assets located at 1745 Hinton, Dallas, Texas, 75235, and all assets of the Corporation supplied to any third party for purpose of loan and which are otherwise validly owned by Corporation.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                           SECTION 1.
                       PURCHASE OF SHARES
                       ------------------

          1.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined) Seller will cause all of the Shares owned by Seller and Ridgewood United Methodist Church to be transferred to Purchaser, and Purchaser will purchase all of the Shares, said Shares constituting one hundred percent (100%) of all of the issued and outstanding capital stock of the Corporation as of Closing.

          1.2 PURCHASE PRICE. In exchange for the Shares, Purchaser will pay the consideration set forth in Section 1.3.1, up to the total sum of Two Million Dollars ($2,000,000), subject to adjustments as agreed to by the parties on Schedule 1.2, plus delivery of One Hundred Twenty-five Thousand (125,000) shares of the common stock of Purchaser (such sum, as so adjusted, plus the shares of common stock of Purchaser, are together referred to herein as the "Purchase Price").

          1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price will be paid as follows:

               1.3.1 Four Hundred Thousand Dollars ($400,000) in cash paid to Seller, and One Hundred Thousand Dollars
          ($100,000) paid at Closing to Ridgewood United
          Methodist Church.

               1.3.2 Three (3) additional installment payments of Five Hundred Thousand Dollars ($500,000) each, in cash paid to Seller on the next three anniversary dates of the Closing.

               1.3.3 One Hundred Twenty-five Thousand (125,000) shares of the common stock of Purchaser, to be issued to Seller at Closing.

          1.4 DELIVERY OF THE SHARES. Upon compliance with the terms set forth in Section 1.3.1, Seller shall deliver to
Purchaser the certificate(s) evidencing the Shares, duly endorsed for transfer.

          1.5 TQG ARMY CONTRACTS. Herschel P. McCullough will receive one-half of the gross sales price if Purchaser contracts within ninety (90) days after Closing to sell the TQG Army
Contract.

          1.6 WALLY DIGITAL CONTROL SYSTEMS SOFTWARE. Upon Closing, the Purchaser shall own all rights, title and interest in the Wally Software and all intellectual assets of the Corporation and Seller. Herschel P. McCullough shall receive a royalty fee upon sales or licenses and applications of the Wally Digital Control System Software for applications other than current and existing applications. Herschel P. McCullough shall receive a royalty fee of three percent (3%) of the gross sales price attributed to the Wally Software for direct product sales of the Purchaser, the Corporation or an affiliated corporation, up to a total royalty fee of Five Million Dollars ($5,000,000). Herschel P. McCullough will receive ten percent (10%) of any licensing or royalty fee received by the Corporation, Purchaser or an affiliated corporation, as a result of the licensing or sale of rights to manufacture the product to an unrelated third party, up to a total of Five Million Dollars ($5,000,000). The total limitation of the royalty fee, or the percentage share of any licensing or development fee, is intended to be in the aggregate. When Herschel P. McCullough receives an aggregate of $5,000,000 from sales of the Wally Software or from licensing fees, the royalty fee to Herschel P. McCullough shall terminate. The decisions in regard to the marketing of the Wally Digital Control System Software shall be purely within the discretion of the Corporation or Purchaser and Herschel P. McCullough shall have no rights to approve any such agreements or to require the Corporation or Purchaser to enter into any such agreements.


                           SECTION 2.
REPRESENTATIONS AND WARRANTIES OF SELLER
             ----------------------------------------

          As a material inducement to Purchaser to enter into this Agreement and to purchase the Shares, Seller represents and warrants that:

          2.1 ORGANIZATION AND CORPORATE POWER. The Corporation is a corporation duly incorporated and validly existing under the laws of Texas, and the Corporation is qualified to do business in every jurisdiction in which the ownership of property or conduct of business requires it to qualify. The Corporation has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of the Corporation's charter documents and bylaws have been furnished to Purchaser's counsel, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          2.2 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of the Corporation consists of One Million (1,000,000) shares of common stock, Thirty-seven Thousand, Nine Hundred and Fifty-eight (37,958) of which are issued and outstanding and are owned, beneficially and of record, by Seller and no other stock of the Corporation is issued and outstanding.

          The Corporation has no other stock outstanding, and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of stock, nor does it have outstanding, or has agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire stock. The Corporation is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock. The Corporation has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All of the outstanding shares of the Corporation's capital stock are validly issued, fully paid, and nonassessable. Seller (in regard to the Corporation) and the Corporation, has, and upon purchase thereof pursuant to the terms of this Agreement, Purchaser will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws. Assuming that the representations in
Section 3.6 are true and correct, Seller has not violated or will violate any applicable securities laws in connection with the offer or sale of the Shares to Purchaser hereunder.

          2.3 SUBSIDIARIES. The Corporation does not own or hold any rights to acquire any shares of stock or any other security or interest in any other corporation or entity. Corporations formally affiliated by common ownership by Seller with Corporation including: Kurz & Root, Inc.; and MCII Government Systems and Services have never been formally organized or done business, are dormant and no assets are currently held by them, any assets previously held by those affiliated corporations have been lawfully assigned to the Corporation. Seller warrants that the Corporation has marketable title to those assets and has the power and ability to transfer marketable title of those assets to Purchaser.

          2.4 CONDUCT OF BUSINESS; LIABILITIES. Except as set forth in Schedule 2.4, the Corporation is not in default under, and no condition exists that, with notice or lapse of time, or both, would constitute a default of the Corporation under
(i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which the Corporation is a party, or by which the Corporation, or the properties of the Corporation are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of the Corporation taken as a whole.

          2.5 FINANCIAL STATEMENTS. The financial statements of the Corporation as of December 31, 1996, and March 31, 1997 in the form attached to this Agreement as Exhibit 2.5 (the "Financial Statements"), fairly present the financial position of the Corporation as at December 31, 1996, and March 31, 1997 and have been prepared in accordance with generally accepted accounting principles, consistently applied, and in a manner substantially consistent with prior financial statements of the Corporation, except for footnotes which may be required. Except as contemplated by or permitted under this Agreement, and such adjustments as may be required as a result of the Closing Return as set forth in Section 5.4 and Amended Tax Returns or claims for tax refunds for periods ending up to Closing, there are no adjustments that would be required on review of the Financial Statements that would, individually or in the aggregate, have a material adverse effect upon the Corporation's reported financial condition consistent with generally accepted accounting principles.

          2.6  No Undisclosed Liabilities.  Except for
(i) liabilities and obligations incurred in the ordinary course of business since March 31, 1997 ("Statement Date"), and
(ii) liabilities or obligations described in Schedule 2.6, neither the Corporation, nor any of its property is subject to any material liability or obligation that was required to be included or adequately reserved against in the Financial Statements or described in the notes thereto and was not so included, reserved against, or described.

          2.7  ABSENCE OF CERTAIN CHANGES.  Except as
contemplated or permitted by this Agreement or as described in
Schedule 2.7, since the Statement Date there has not been:

               2.7.1     Any material adverse change in the
     business, financial condition, operations, or assets of the Corporation;

               2.7.2     Any damage, destruction, or loss,
     whether covered by insurance or not, materially adversely affecting the properties or business of the Corporation;

               2.7.3 Any sale or transfer by the Corporation of any tangible or intangible asset, other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

               2.7.4     Any declaration, setting aside, or
     payment of a distribution in respect of or the redemption or other repurchase by the Corporation of any stock of the Corporation;

               2.7.5     Any material transaction not in the
     ordinary course of business of the Corporation;

               2.7.6     The lapse of any material trademark,
     assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

               2.7.7     The grant of any increase in the
     compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

               2.7.8     The discharge or satisfaction of any
     material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

               2.7.9     The making of any material loan,
     advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

               2.7.10 An agreement, whether or not in writing, to do any of the foregoing.

          2.8  TITLE AND RELATED MATTERS.  Except as set forth in
Schedule 2.8, the Corporation has good and marketable title to all of its property, real and personal, and other assets included in the Financial Statements (except properties and assets sold or otherwise disposed of subsequent to the Statement Date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of the Corporation, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by the Corporation; (ii) the rights of customers of the Corporation with respect to inventory under orders or contracts entered into by the Corporation in the ordinary course of business; and (iii) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes.

          2.9 LITIGATION. Except as set forth in Schedule 2.9, there are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of Seller's knowledge, threatened against the Corporation, or any of its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Corporation is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Seller's knowledge, any governmental investigations or inquiries; and, to the best knowledge of Seller there is no basis for any of the foregoing.

          2.10 TAX MATTERS.  Except as set forth on
Schedule 2.10, (i) the Corporation has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by it and has paid all taxes shown as due thereon (or has been adequately reserved for in the financial statements);
(ii) no taxing authority has asserted any deficiency in the payment of any tax or informed the Corporation that it intends to assert any such deficiency or to make any audit or other investigation of the Corporation for the purpose of determining whether such a deficiency should be asserted against the Corporation; (iii) there are no matters contained in, or positions taken, on any prior federal, state, or local tax form which will result in any tax authority asserting that a deficiency or tax payment is due to the Corporation for prior year reporting obligations; and (iv) the payment of all items of compensation, other than dividends, paid to related parties by the Corporation in prior years are ordinary business expenses pursuant to Section 162 of the Internal Revenue Service Code and not dividends.

          2.11 COMPLIANCE WITH LAWS.  Except as disclosed on
Schedule 2.11, to the best of Seller's knowledge, the Corporation is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if the Corporation was not in compliance therewith, would have a materially adverse effect on the business of the Corporation, taken as a whole. Neither Seller nor the Corporation has received any notice of any asserted present or past failure by the Corporation to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

          2.12 NO BROKERS. Except as set forth in Schedule 2.12, there are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the purchase based on any arrangement or agreement binding upon any of the parties hereto.

          2.13 INSURANCE. Schedule 2.13 contains a list of each insurance policy maintained by the Corporation with respect to its properties, assets, and businesses, and each such policy is in full force and effect. The Corporation is not in material default with respect to its obligations under any such policy maintained by it. Neither Seller nor the Corporation has been notified of the cancellation of any of the insurance policies listed on Schedule 2.13 or of any material increase in the premiums to be charged for such insurance policies.

          2.14 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth in Schedule 2.14 or as provided in this Agreement:

               2.14.1 Seller is not, except as disclosed to Purchasers, aware that any executive or key employee of the Corporation, or any group of employees of the Corporation, has any plans to terminate employment with the Corporation;

               2.14.2 To the best of Seller's knowledge, the Corporation has substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans With Disabilities Act, and the payment of social security and other taxes;

               2.14.3    There is no unfair labor practice
     charge, complaint, or other action against the Corporation pending or, to Seller's best knowledge, threatened before the National Labor Relations Board and the Corporation is not subject to any order to bargain by the National Labor Relations Board;

               2.14.4    No questions concerning representation
     have been raised or, to Seller's best knowledge, are threatened with respect to employees of the Corporation;

               2.14.5    No grievance that might have a material
     adverse effect on the Corporation, and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best knowledge of Seller no basis exists for any such grievance or arbitration proceeding;

               2.14.6 To the best knowledge of Seller and the directors and responsible officers of the Corporation, no employee of the Corporation is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than the Corporation relating to the present business activities of the Corporation;

               2.14.7 The Corporation has complied in all material respects with all requirements, rules, regulations of the Occupational Safety and Health Act ("OSHA") and any other federal, state, or local health and safety regulations dealing with employees and/or employee working conditions;

               2.14.8    There are currently no workers'
     compensation claims existing, pending, or threatened by or on behalf of any employee of the Corporation and, to the best knowledge of Seller, no basis exists for any such workers' compensation claim; and

               2.14.9    All employees of the Corporation are
     employees at will.

          2.15 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Purchaser by or on behalf of the Corporation or Seller with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. Seller has not intentionally concealed any fact known by such person to have a material adverse effect upon the Corporation's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

          2.16 POWER OF ATTORNEY.  Except as set forth in
Schedule 2.16, no material power of attorney or similar authorization given by the Corporation is presently in effect.

          2.17 ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Corporation shown on the Referenced Balance Sheet dated March 31, 1997 or that have arisen since the Balance Sheet Date ("Accounts Receivable") have arisen in the ordinary course of business. All Accounts Receivable either (i) have been collected or (ii) are collectible on the respective due dates thereof, or, if no due date is stated with respect thereto, within ninety (90) days of their creation in the ordinary course of business, or are owed by the United States Government or an agency thereof, in each case in the aggregate recorded amounts thereof, less the applicable reserves with respect thereto reflected on the Reference Balance Sheet. The Corporation has not factored or discounted or agreed to factor or discount any Account Receivable. The values at which the Accounts Receivable are carried reflect the accounts receivable valuation policy of the Corporation which is consistent with the Corporation's past practice and in accordance with generally accepted accounting principles, consistently applied. Schedule 2.17 hereto sets forth a true, correct and complete list of all Accounts Receivable, except for $13,000 written off by the Corporation, in whole or in part, as uncollectible during the two (2) years preceding the date hereof. Schedule 2.17 hereto also sets forth a true, correct and complete aging of the Accounts Receivable of the Corporation as of the most recent practicable date.

          2.18 AGREEMENTS AND COMMITMENTS. Schedule 2.18 contains a complete and accurate list of each agreement, contract, instrument, and commitment (including license agreements) to which the Corporation is a party that provides for payments by the Corporation in excess of $10,000 per year or whose term is in excess of one year and is not cancelable upon thirty (30) or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge ("Third Party Agreements"). Except as otherwise set forth in Schedule 2.18:

               2.18.1 Corporation has no collective bargaining or union contracts agreement in effect or being negotiated;

               2.18.2    There is no labor strike, dispute,
     request for representation, slowdown, or stoppage pending or, to Seller's best knowledge, threatened against the Corporation; and

               2.18.3 Except as shown on Schedule 2.4, the Corporation is not in material default under any Third Party Agreements, nor, to Seller's best knowledge, does there exist any event that, with notice or the passage of time, or both, would constitute a material default or event of default by the Corporation under any Third Party Agreements.

          2.19 PERSONAL PROPERTY.  Excluding assets set forth in
Schedule 2.19(B), Schedule 2.19(A) contains lists of all tangible personal property and assets owned or held by the Corporation and used or useful in the conduct of the business of the Corporation with valuations in excess of $5,000 except as used in the ordinary course of business since the date inventory was compiled. Except as set forth in Schedule 2.19(A) or
Schedule 2.8, the Corporation owns and has good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). Seller has delivered to Purchaser copies of all leases and other agreements relating to property described in
Schedule 2.19(A) (including any and all amendments and other modifications to such leases and other agreements) all of which are valid and binding, and the Corporation is not in material default under any such leases or agreements. Except as set forth in Schedule 2.19(A), and to the best of Seller's knowledge, all material properties listed therein are performing satisfactorily, and are available for immediate use in the conduct of the business and operations of the Corporation. To the best of Seller's knowledge, all such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations. The properties listed in
Schedule 2.19(A) (and the leased real property identified on Schedule 2.20) include all such properties necessary to conduct the business and operations of the Corporation as now conducted.

          Schedule 2.19(B) contains a list of personal property of the Corporation which will be retained by Seller. Each of the items identified on Schedule 2.19(B) shall be transferred into Seller's name, and all obligations and liabilities therefor shall be retained by Seller.

          2.20 REAL PROPERTY. Schedule 2.20 contains a list of all real property currently leased by the Corporation and used or useful in the conduct of the business operations of the Corporation. Seller has delivered to Purchaser copies of all leases listed in Schedule 2.20 (including any and all amendments and other modifications of such leases), which leases are valid and binding. To the best of Seller's knowledge, the Corporation is not in default under any such leases. To the best of Seller's knowledge, all property listed in Schedule 2.20 (including improvements thereon) is in satisfactory condition and repair consistent with its present use and is available for immediate use in the conduct of the business of the Corporation. Except as set forth in Schedule 2.20, and to the best of Seller's knowledge, none of the property listed in Schedule 2.20 or subject to leases listed in Schedule 2.20 violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction.
The property and leases described in Schedule 2.20 include all such property or property interests necessary to conduct the business and operations of the Corporation as they are presently conducted.

          2.21 PERSONNEL. Schedule 2.21 sets forth a true and complete list of:

               2.21.1    The names, title, and current salaries
     of all officers of the Corporation;

               2.21.2    The names of all directors of the
     Corporation;

               2.21.3    The wage rates (or ranges, if
     applicable) for each class of exempt and nonexempt, salaried and hourly employees of the Corporation;

               2.21.4    All scheduled or contemplated increases
     in compensation or bonuses; and

               2.21.5    All scheduled or contemplated employee
     promotions.

          2.22 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Detailed at Schedule 2.22 is an accurate and complete list of all patents, trademarks, trade names, service marks, copyrights, and all applications therefor, presently owned or held subject to license by the Corporation, and to Seller's best knowledge, the use thereof by the Corporation does not materially infringe on any patents, trademarks, or copyrights or any other rights of any person. To Seller's best knowledge, the Corporation has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights, or confidential information. Except as set forth in Schedule 2.22, the Corporation has not received any written notice of any infringement or unlawful use of such property. Also included on
Schedule 2.22 is a complete and accurate description of any preliminary research, feasibility studies or opinions of counsel regarding possible future applications for patents or copyrights by the Corporation.

          2.23 ERISA AND RELATED MATTERS. Schedule 2.23 sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans," respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), existing on the date hereof that are or have been maintained or contributed to by the Corporation. Except as listed on
Schedule 2.23, the Corporation does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the Corporation, whether pursuant to contract, arrangement, custom or informal understanding, which constitutes an "Employee Benefit Plan" for which the Corporation may have any ongoing material liability after Closing. The Corporation does not maintain nor have they ever contributed to any Multiemployer Plan as defined in ERISA.

The Corporation does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in ERISA) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by the Corporation as to which the Corporation has been made a party. As to any employee pension benefit plan listed on Schedule 2.23 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in ERISA).

          2.24 ENVIRONMENTAL MATTERS. The Corporation has at all times conducted its business activities in all material respects in compliance with all federal, state, and local environmental laws and regulations and there is no matter relating to business operations carried on by the Corporation or the discharge of contaminants by the Corporation in the air, water, or soil for which a claim could be made by any federal, state, or local environmental regulator. The current leased property of the Corporation, and all other previous locations at which the Corporation conducted business operations, are free from any environmental contaminants that were placed there through operations of the Corporation. No representation or warranty is made herein with respect to operations carried on or contaminants discharged or released by any predecessor of the Corporation or any entity from which the Corporation acquired assets; nor with respect to any conditions, including, without limitation, the presence of hazardous waste or materials or contaminants, at the current leased property or at previous locations, except insofar as caused by the Corporation. Except as disclosed in Schedule 2.6, Seller has no knowledge of any environmental claims made by any federal, state, or local environmental regulator or any third party relating to pending or threatened claims against the Corporation.

          2.25 RECORDS. The books, records and minutes kept by the Corporation with respect to its business and assets, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets, and historic revenue data of the Corporation, have been kept properly in accordance with such laws and contain records of all matters required to be included therein by any governmental requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete.

          2.26 BANK ACCOUNTS. Schedule 2.26 hereto sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of the Corporation and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date. Since the date of the balances set forth on such list, there have been no payments out of or drafts against any of the accounts included therein other than routine payments and drafts in the ordinary course of business, and the balances in such accounts as of the date hereof are not materially different from those reflected in such list.
Schedule 2.26 also lists all persons having signatory authority over or access to such bank and financial accounts and safe deposit boxes.

          2.27 LICENSES AND PERMITS:  COMPLIANCE WITH
GOVERNMENTAL REQUIREMENTS. Schedule 2.27 hereto sets forth a true and complete list of all licenses and permits necessary for the conduct of the Corporation's business. The Corporation has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits necessary for the conduct of business are included in
Schedule 2.27 hereto. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the best knowledge of Seller (after due inquiry of the Corporation), threatened seeking the revocation or limitations of any of such licenses or permits. The Corporation has complied with all material governmental requirements applicable to its business, and all material governmental requirements with respect to the distribution and sale of products and services by it.

          2.28 NOTIFICATION OF PROPRIETARY INFORMATION TO EMPLOYEES. Prior to Closing as provided in Section 9.1 below, Seller shall cause the Corporation to provide written notice to all employees (i) of the change of ownership, and (ii) that all products, plans, specifications, engineering designs, and manufacturing processes of the Corporation have been treated as proprietary assets of the Corporation, and will remain proprietary to the Corporation after Closing, and that such products, plans, engineering specifications, and manufacturing processes cannot be remanufactured or distributed by any employee to any third party or entity.

          2.29 ORGANIZATION; POWER. The Corporation is validly existing under the laws of the State of Texas, and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

          2.30 AUTHORIZATION. The execution, delivery, and performance by Seller of this Agreement and all other agreements contemplated hereby to which Seller is a party, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

          2.31 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by Seller of this Agreement and all other agreements contemplated hereby to which Seller is a party will not result in a breach or violation of, or constitute a default under, any material agreement to which Seller is a party or by which Seller is bound.


                           SECTION 3.
           REPRESENTATIONS AND WARRANTIES OF PURCHASER
           -------------------------------------------

          As a material inducement to Seller to enter into this Agreement and sell the Shares, Purchaser hereby represents and warrants to Seller as follows:

          3.1 ORGANIZATION; POWER. Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          3.2 AUTHORIZATION. The execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

          3.3  NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS.
The execution, delivery, and performance by Purchaser of this

Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Purchaser is a party or by which Purchaser is bound.

          3.4  GOVERNMENTAL AUTHORITIES.  Except as set forth in
Schedule 3.4, (i) Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the purchase, and (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Purchaser or any affiliate in connection with Purchaser's execution, delivery, and performance of this Agreement and the consummation of this purchase.

          3.5 LITIGATION. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Purchaser, threatened against Purchaser or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

          3.6  INVESTMENT REPRESENTATIONS.

               3.6.1     Purchaser is acquiring the Shares for
     its own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

               3.6.2 Purchaser understands that the Shares to be purchased have not been registered under Securities Act of 1933 ("1933 Act"), or under any state securities law.

               3.6.3 Purchaser understands that the Shares cannot be resold in a transaction to which the 1933 Act and state securities laws apply unless (i) subsequently registered under the 1933 Act and applicable state securities laws, or (ii) exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

               3.6.4     Purchaser understands that no public
     market now exists for the Shares and that it is uncertain that a public market will ever exist for the Shares.

          3.7 NO BROKERS. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with this purchase based on any arrangement or agreement entered into by Purchaser and binding upon any of the parties hereto.


                           SECTION 4.
                  CONDUCT OF THE CORPORATION'S
                  BUSINESS PENDING THE CLOSING
                  ----------------------------

          From the date hereof until the Closing, and except as otherwise consented to or approved by Purchaser, Seller covenants and agrees with Purchaser as follows:

          4.1 REGULAR COURSE OF BUSINESS. Seller shall cause the Corporation to operate its business in accordance with the reasonable judgment of their management diligently and in good faith, consistent with past management practices, and shall cause the Corporation to continue to use reasonable efforts to keep available the services of present officers and employees (other than planned retirements or terminations) and to preserve present relationships with persons having business dealings with them.

          4.2 DISTRIBUTIONS. Seller shall prohibit the Corporation from declaring, paying, or setting aside for payment any dividend or other distribution in respect of its capital stock.

          4.3 CAPITAL CHANGES. Seller shall prohibit the Corporation from issuing any shares of stock, or issuing or selling any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of stock or subdividing or in any way reclassify any shares of capital stock, or repurchasing reacquiring, canceling, or redeeming any such shares.

          4.4 ASSETS. Seller shall cause the assets, property, and rights now owned by the Corporation to be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation or valuation of inventory will be made or instituted. Without the prior consent of Purchaser, the Seller shall not allow Corporation to encumber any assets or make any commitments relating to such assets, property, or business, except in the ordinary course of business.

          4.5 INSURANCE. Seller shall cause the Corporation to keep or cause to be kept in effect and undiminished the insurance now in effect on various properties and assets, and will purchase such additional insurance, at Purchaser's cost, as Purchaser may request.

          4.6 EMPLOYEES. Seller shall prohibit the Corporation from granting to any employee any promotion, any increase in compensation, or any bonus or other award.

          4.7 NO VIOLATIONS. Seller shall cause the Corporation to comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable in the ordinary course of business.

          4.8 PUBLIC ANNOUNCEMENTS. No press release or other announcement to the employees, customers, or suppliers of the Corporation related to this Agreement or this purchase will be issued without the joint approval of the parties, unless required by law, in which case Purchaser and Seller will consult with each other regarding the announcement.

          4.9 REVIEW OF CORPORATION AND CONTINUED DUE DILIGENCE. Purchaser shall, prior to the Closing Date, through its representatives, review the properties, books and records of the Corporation, and its financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties, to verify schedules, and other matters; such review shall not, however, affect the representations and warranties by the parties hereunder. The Seller shall permit Purchaser and its representatives to have, after the date of execution hereof, full access to the premises and to all the books and records of the Corporation and to cause the officers of the Corporation to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Corporation as Purchaser shall from time to time reasonably request.

                           SECTION 5.
                     COVENANTS OF THE SELLER
                     -----------------------

          Seller covenants and agrees with Purchaser as follows:

          5.1 SATISFACTION OF CONDITIONS. Seller shall cause the Corporation to use commercially reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing set forth in Section 7 and any necessary consents or waivers under or amendments to agreements by which the Corporation is bound.

          5.2 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Seller will promptly supplement or amend the Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule and will promptly notify Purchaser of any breach that it discovers of any representation, warranty, or covenant contained in this Agreement. No supplement or amendment of any Schedule made pursuant to this section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless Purchaser specifically agrees thereto in writing; provided, however, that if this purchase is closed, Purchaser will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Schedule of which it shall have been notified pursuant to this
Section 5.2.

          5.3 NO SOLICITATION. Until the Closing or termination pursuant to Section 10 of this Agreement, Seller shall not and shall not permit the Corporation and its directors, officers, employees, or agents shall, directly or indirectly, encourage, solicit, initiate, or enter into any discussions or negotiations concerning any disposition of any of the capital stock or all or substantially all of the assets of the Corporation (other than pursuant to this Agreement), or any proposal therefor, or furnish or cause to be furnished any information concerning the Corporation to any party in connection with any transaction involving the acquisition of the capital stock or assets of the Corporation by any person other than Purchaser. Seller will promptly inform Purchaser of any inquiry (including the terms thereof and the person making such inquiry) received by any responsible officer or director of the Corporation or Seller after the date hereof and believed by such person to be a bona fide, serious inquiry relating to any such proposal.

          5.4 COOPERATION WITH PURCHASER'S AUDITORS. Seller shall provide such cooperation as required to Ernst & Young, LLP, Purchaser's auditors, in connection with providing appropriate financial information for purposes of Purchaser's due diligence investigation and in regard to Ernst & Young's review of tax matters and previous tax filings. Additionally, thirty (30) days after Closing, or as soon as practical, Seller will prepare a proposed Closing Tax Return for the Corporation in accordance with Exhibit 5.4 hereto, reflecting the results of the acquisition contemplated by this Agreement, and Seller and its auditors shall have an opportunity to discuss the form and content of such Closing Tax Return.

          5.5  COVENANT NOT TO COMPETE.  For a period of three
(3) years after the Closing date neither Seller nor any affiliated company or individual shall engage or be actively interested in any business which is competitive with the business of Corporation as conveyed by Seller to Purchaser within the geographic territory served by the Corporation immediately prior to the Closing, and neither Seller, nor any affiliated companies or individuals shall own, manage, operate, gain control of, or otherwise participate in the ownership, management, operation, or control of, any business which is competitive with the business of the Corporation, nor shall Seller, or any affiliated companies or individuals, directly or indirectly, take any action to interfere with the good will of the Corporation, or tamper with or induce any contractor, customer, supplier, manufacturer, or dealer of Corporation to leave, to stop selling to, or stop buying from Corporation, or to otherwise abandon the Corporation. In the event of any breach of this Paragraph 5.5, in addition to all other rights and remedies, Purchaser and its successors and assigns shall be entitled to seek temporary, preliminary and/or permanent injunctive relief. At closing, Purchaser shall cause the Seller to enter into the Noncompetition and Confidentiality Agreement attached as Exhibit 5.5.

          5.6 ACTION AFTER THE CLOSING. Upon the reasonable request of any party hereto after the Closing, any other party will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this purchase. These include, by way of illustration and not by way of limitation, the following:

               5.6.1     Various conditions relating to filing,
     payment, and collecting of refunds relating to taxes;

               5.6.2 Resignations of each of the directors of the Corporation;

               5.6.3     Provisions relating to delivery of
     corporate books and records;

               5.6.4     Provisions relating to treatment of
     confidential proprietary information obtained in the acquisition process.


                           SECTION 6.
                     COVENANT OF PURCHASER
                     ---------------------

          Purchaser will use commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied.


                           SECTION 7.
                   CONDITIONS PRECEDENT TO THE
                    OBLIGATIONS OF PURCHASER

          Each and every obligation of Purchaser under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

          7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. Each of the representations and warranties made by the Seller herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Seller will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing; and Purchaser will have received, at the Closing, a certificate of the Corporation, signed by Seller, stating that each of the representations and warranties made by it herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Seller has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

          7.2 LITIGATION. No material action, suit, or proceeding before any court, governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Seller, the Corporation or Purchaser, or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

          7.3 LEGAL OPINION. Purchaser will have received an opinion of Seller's counsel, in form and content reasonably acceptable to Purchaser and its legal counsel, which can be subject to the ABA Opinion Accord, to the effect that (i) the Corporation's organization, existence, valid existence, and authorized and issued stock are as stated herein, that this Agreement and each agreement contemplated hereby have been duly executed and delivered by Seller, are consistent with law and that, except as specified in the opinion, such counsel does not know of any litigation, claim, proceeding, or governmental investigation pending or threatened against the Corporation, or its properties; (ii) this Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller, enforceable against Seller in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance; and (iii) except as set forth in Schedule 7.3, the execution and delivery by the Seller of this Agreement, and all other agreements contemplated hereby to which the Seller is a party, the offering and sale of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under,
(c) result in the creation of any lien, security interest, charge, or encumbrance upon the capital stock or assets of Seller or Corporation, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to the charter or bylaws of the Corporation, or any law, statute, rule, or regulation to which

Seller and the Corporation are subject, or any agreement, instrument, order, judgment, or decree to which Seller or the Corporation are subject.

          7.4 MATERIAL CHANGE. From the date of this Agreement to the Closing, the Corporation shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Exhibit or Schedule to this Agreement) in business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

          7.5  CORPORATE ACTION.  Seller will have furnished to
Purchaser:

               7.5.1     The corporate charters and all
     amendments thereto and restatements thereof of the Corporation, certified as to completeness and corporate good standing by the Secretary of State of the State of Texas;

               7.5.2     The current bylaws and minutes of all
     meetings and consents of shareholders and directors of the Corporation;

               7.5.3     Each certificate of qualification to do
     business as a foreign corporation of the Corporation;

               7.5.4     All stock transaction records of the
     Corporation; and

          7.5.5 A certificate of the Secretary or Assistant Secretary of the Corporation as to the accuracy, currency, and completeness of each of the above documents, the incumbency and signatures of officers of the Corporation, the absence of any amendment to the charter documents of the Corporation, and the absence of any proceeding for dissolution or liquidation of the Corporation.

          7.6 If requested by Purchaser, the written consent by Robinette McCullough to this agreement and the transfer of shares as set forth herein.

          7.7 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and documents incident thereto shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received copies of all such documents, and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                           SECTION 8.
                   CONDITIONS PRECEDENT TO THE
            OBLIGATIONS OF THE CORPORATION AND SELLER
            -----------------------------------------

          Each and every obligation of Seller under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

          8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. Each of the representations and warranties made by Purchaser herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Purchaser will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and Seller will have received, at the Closing, a certificate of Purchaser, signed by the President and the Chief Financial Officer of Purchaser, stating that each of the representations and warranties made by Purchaser herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Purchaser has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

          8.2 NO PROCEEDING OR LITIGATION. No action, suit, or proceeding before any court (other than suits seeking monetary damages only and in the aggregate sum of less than $10,000) and any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Seller, the Corporation, the Purchaser, or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

          8.3 CORPORATE ACTION. Purchaser will have furnished to Seller a copy, certified by the Secretary or an Assistant
Secretary of Purchaser, of the resolutions of Purchaser authorizing the execution, delivery, and performance of this Agreement.

          8.4 EMPLOYMENT AGREEMENT WITH SELLER. At Closing, or Purchaser shall enter into an employment agreement with Seller, to retain Seller's services as General Manager of the Corporation for an initial term of three years. Such employment agreement shall be set forth in Exhibit 8.4 to this Agreement.

          8.5  CONFIRMATION AND MODIFICATION OF LEASES.  At
Closing, Purchaser shall cause the Corporation to enter into the Confirmation and Modification Agreement attached as Exhibit 8.5.

          8.6  At closing all loans and indebtedness listed on
Schedule 8.6 will be paid.


                           SECTION 9.
                            CLOSING
                            -------

          9.1 TIME, PLACE, AND MANNER OF CLOSING. Unless this Agreement has been terminated and this purchase has been abandoned pursuant to the provisions of Section 10, the closing ("Closing") will be held at the offices of the Corporation, or such other place as the parties may agree, as of the close of business on May 28, 1997, or as soon as practicable after the satisfaction of the various conditions precedent to the Closing set forth herein. At the Closing, the parties to this Agreement will exchange certificates, and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate this purchase have been satisfied or waived, Seller shall deliver to Purchaser the certificate(s) evidencing the Shares, duly endorsed for transfer, and Purchaser shall deliver to Seller the Purchase Price referred to in Section 1.2, in a manner to be agreed upon by the parties. After the Closing, Seller, at Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Purchaser may reasonably request to effectively transfer the Shares. The parties understand and agree that Closing procedures can be accomplished by delivery of executed documents to counsel and exchange of these documents through counsel for the parties.

          9.2 CONSUMMATION OF CLOSING. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of the Corporation and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Corporation on the date of the Closing.

                           SECTION 10.
                    TERMINATION OF AGREEMENT
                    ------------------------

          10.1 TERMINATION FOR CAUSE. If, pursuant to the provisions of Section 7 or Section 8 of this Agreement, Seller or Purchaser is not obligated at the Closing to consummate this Agreement, then the party who is not so obligated may terminate this Agreement.

          10.2 TERMINATION WITHOUT CAUSE. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Purchaser and Seller.

          10.3 TERMINATION PROCEDURE. Any party having the right to terminate this Agreement due to a failure of a condition precedent contained in Section 7 or Section 8 hereto may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party.

                           SECTION 11.
                         INDEMNIFICATION
                         ---------------

          11.1  RELIANCE ON REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. Notwithstanding any right of Purchaser to investigate the assets and the business of the Corporation, Purchaser has the right to rely upon the representations, warranties, covenants, and agreements of Seller contained in this Agreement, subject to the provisions of Section 2.28.

          11.2 SURVIVAL REPRESENTATIONS. The representations, warranties, and agreements made by Seller shall survive Closing.

          11.3  INDEMNIFICATION.

               11.3.1 Seller shall indemnify and hold harmless Purchaser, Corporation and their respective officers, directors, employees, agents, consultants, representatives and affiliates ("Indemnified parties") against all loss, liability, damage, or expense (including, without limitation, interest, penalties, fines, and reasonable attorney's fees) incurred by or adversely affecting any Indemnified parties and arising from or in connection with
     (a) any misrepresentation or breach of any warranty, covenant, or agreement by Seller as set forth in this Agreement, (b) to the extent not disclosed on any Schedules contained with this Agreement or reflected in or reserved for in the Financial Statements or arising in the ordinary course of business after date of Financial Statements, any claims of any person for any debt, liability, obligation, account payable or tax due by the Corporation, (c) to the extent not disclosed on any Schedules, any loss, damages, liability, or claims arising in tort from conduct of the Corporation in the operation of the business of Corporation prior to Closing, including, but not limited to, claims of defective and/or unreasonably dangerous products; and/or matters involving violations of the Regulations of OSHA, workers' compensation claims, and other employee matters,
     (d) any liabilities, claims or causes of action, arising from the conduct of Ridgewood United Methodist Church as a result of its ownership and sale of the Corporation's stock, and (e) any liabilities, claims, causes of action, debts, obligations, accounts payable, or damages arising from the default or breach of any Purchase Order Agreement entered into by, or, on behalf of Seller or Corporation prior to

     Closing that occurs as a result of the United States Army's failure to exercise purchase requirements or options under the TQG Army Contract, including, but not limited to open purchase orders with: Interstate Electronics (PO
     No. 000478-00), Ampro Computers (PO No. 000507-00), Varity Perkins, New England Keyboard Inc. (PO No. 000506-00), EPAC Sales and Service, Governors America Corporation, and America Acoustical Products, collectively "the open Purchase Order Agreements".

          11.4 LIMITATIONS ON INDEMNIFICATION. Seller shall have no liability for indemnification until such time as any potential indemnification claim, or all indemnification claims in the aggregate, exceeds $100,000. Purchaser shall seek satisfaction of damages or liability through existing insurance policies, if coverage exists, prior to seeking indemnification from Seller. Seller shall not be responsible for any indemnification claim for tax matters or environmental matters if made more than five (5) years after Closing. All other indemnification claims for any other matters must be brought within two (2) years after Closing. Seller may not seek any other remedy available to it which could have been subject to a claim for indemnification but for expiration of such periods. Indemnification of claims brought by the Ridgewood United Methodist Church are not subject to the $100,000 limitation on indemnification set forth herein. Indemnification of claims arising from the default or breach of the open Purchase Order Agreements, as stated in Section 11.3, are not subject to the $100,000 limitation on indemnification set forth herein.

          11.5 NOTICE. Purchaser shall give prompt written notice to Seller of any such indemnification claim. Notice shall contain information adequate to apprise Seller of the nature and extent of such claim. Such notice shall not be a condition precedent to any liability of Seller under the indemnification provisions contained in this Section 11 unless the failure to give such notice prejudices Seller's ability to defend such claim for indemnification.

                           SECTION 12.
                    MISCELLANEOUS PROVISIONS
                    ------------------------

          12.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Purchaser and Seller.

          12.2 WAIVER OF COMPLIANCE; CONSENTS.

               12.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               12.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

          12.3 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

               12.3.1    If to Purchaser, or to the Corporation
     after the Closing, to:

                    Ernest H. McKee, President
                    Westwood Corporation
                    12437 East 60th Street
                    Tulsa, Oklahoma  74146

     with copy to:

                    C. Raymond Patton, Jr., Esq.
                    Sneed Lang, P.C.
                    2300 Williams Center Tower II
                    Two West Second Street
                    Tulsa, Oklahoma  74103
     or to such other person or address as Purchaser furnishes to Seller pursuant to the above.

               12.3.2    If to Seller, or to the Corporation
     prior to the Closing, to:

                    Herschel P. McCullough, Chairman
                    MC II ELECTRIC COMPANY, INC.
                    1745 Hinton Street
                    Dallas, Texas  75235

     With copy to:

                    Thomas R. Hurtekant, Esq.
                    Brown, McCarroll & Oaks Hartline
                    300 Crescent Court, Suite 1400
                    Dallas, Texas  75201

     or to such other address as Seller furnishes to Purchaser pursuant to the above.

          12.4 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

          12.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

          12.6 AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

          12.7 ATTORNEY FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

          12.8 COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

          12.9 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

          12.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, with the exception of Section 5.5, which will be governed by and construed in accordance with the laws of the State of Texas.

          12.11 PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

          12.12 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

          12.13 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

          12.14 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. The parties agree that those limitations contained in Section 5.5 with respect to geographic area, duration and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in Section 5.5 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

          12.15 TERMINATION OF AGREEMENT. All parties hereto agree to use commercially reasonable efforts to fulfill the requirements of Sections 7 and 8 as soon as practicable. This Agreement shall be null and void and have no further effect if
(a) any pre-condition (as set forth in Sections 7 and 8 hereof) to the completion of the transactions contemplated hereby is not satisfied on or before May 30, 1997, or (b) at any time the Corporation will be unable to satisfy any precondition set forth in Section 7 hereof on or before May 30, 1997, or (c) the Corporation suffers a material adverse change identified in
Section 12.15 hereof. If this Agreement is terminated as provided by this Section 12.15, each party hereto shall maintain the confidentiality of material information, and return all written information, obtained from another party hereto.

          DATED:  May 28, 1997.


                              SELLER:


                                          /s/
                              ------------------------------
                              HERSCHEL P. McCULLOUGH,
                                an Individual


                              PURCHASER:

                              WESTWOOD CORPORATION, a Nevada
                                corporation


                              By:        /s/
                                 ---------------------------
                                 Ernest H. McKee, President